EXHIBIT 5.1






                                                            212-859-8164
March 9, 2000                                            (FAX: 212-859-8586)

Loews Cineplex Entertainment Corporation
711 Fifth Avenue
11th Floor

New York, New York 10022


Ladies and Gentlemen:

We have acted as special counsel for Loews Cineplex Entertainment Corporation, a Delaware corporation ("Loews"), in connection with the registration on Form S-8 (the "S-8 Registration Statement") of $2,365,000 of deferred compensation obligations (the "Deferred Compensation Obligations") under the Loews Cineplex Entertainment Corporation Deferred Compensation Plan (the "Plan"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of Loews, and such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of Loews as we have deemed necessary or appropriate for the purposes of this opinion.

          In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of Loews and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

          1. The issuance of the Deferred Compensation Obligations pursuant to the Plan has been duly authorized and that such Deferred Compensation Obligations, when issued and delivered as authorized in accordance with the Plan, will be valid and binding obligations of Loews, enforceable against Loews in accordance with the terms of the Plan.

          2. The Deferred Compensation Obligations conform in all material respects to the description thereof contained in the S-8 Registration Statement.

          Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect affecting the rights of participants in the Plan as general creditors of Loews.

          The opinions expressed herein are limited to the laws of the United States of America and the General Corporation Law of the State of Delaware, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

          We hereby consent to the filing of this opinion as an exhibit to the Form S-8 relating to the registration of the Deferred Compensation Obligations. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                               FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                                By: /s/ David C. Golay
                                   ------------------------------------
                                           David C. Golay